Exhibit 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Form S-8 Registration Statements Number 333-62053, 333-62049, 333-84207, and 333-105687 of CFS Bancorp, Inc. of our report dated April 14, 2005 with respect to the CFS Bancorp, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report appears in this Amended Annual Report on Form 10-K/A of CFS Bancorp, Inc. for the year ended December 31, 2004.




                            /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
April 22, 2005